AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this "Amendment") to the Employment Agreement (as defined below) is dated as of December 30, 2019 and entered into by and between Volt Information Sciences, Inc., a New York corporation (the "Company"), and Linda Perneau, an individual (the "Executive").

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of December 4, 2018 (the "Employment Agreement");

WHEREAS, the parties desire to enter into this Amendment to amend certain provisions of the Employment Agreement; and

WHEREAS, such amended provisions of the Employment Agreement shall be effective as of November 4, 2019.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. The Employment Agreement is hereby amended such that the base salary in Section 4(a) thereof shall be $700,000.

2. The Employment Agreement is hereby amended such that Section 7(b)(ii) is deleted and replaced with the following:

"(ii) An amount equal to two times (2x) the Executive's then-current Base Salary, to be paid in accordance with the Company's normal payroll practice for a period of twenty-four (24) months following the date of the Executive's termination of employment;"

Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

[*Signature page to follow*]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

VOLT INFORMATION SCIENCES, INC.

By: [signature]
Name: Nancy Avedissian
Title: Senior Vice President, Chief Legal Officer & Corporate Secretary

EXECUTIVE:

[signature]
Linda Perneau